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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ameripath, Inc. on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Ameripath, Inc. for the year ended December 31, 2000 and in the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2000, and to the use of our report dated March 29, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
--------------------------------


Miami, Florida
September 14, 2001